Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2004

MICROMUSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street

San Francisco, California 94107

(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 3, 2004, the Micromuse Board of Directors adopted the recommendation of the Audit Committee of the Board that it would not be in the best interest of the Company and its shareholders to bring legal action against the directors and certain officers of the Company, as demanded in a letter received by the Board on February 12, 2004 from counsel for a purported Micromuse shareholder. The demand related to the Company’s restatement of its historical financial statements including adjustments to previously published financial results for its fiscal years ending September 30, 2000, 2001, 2002 and 2003, which were filed on May 17, 2004. Prior to its recommendation, the Audit Committee conducted an internal inquiry into the issues raised by the demand with the assistance of its independent counsel, Clifford Chance US LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC.
(Registrant)

Date: November 15, 2004

	By:	/s/ Nell O’Donnell
	Name:	Nell O’Donnell
	Title:	Senior Vice President and Secretary